SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 7, 2010

OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky (Address of Principal Executive Offices)		41011 (Zip Code)

(859) 392-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       Departure of Directors or Certain Officers.

On December 8, 2010, Omnicare, Inc. (the “Company”) announced that James D. Shelton, who has served as Interim President and Chief Executive Officer since August 1, 2010, while the Company’s board of directors searched for a permanent chief executive officer, will step down effective January 1, 2011.  Mr. Shelton will continue to serve on the Company's board of directors and has been appointed non-executive Chairman of the Board of Directors effective January 1, 2011.  John T. Crotty, a director of the Company since 2004 and Chairman of the Board of Directors since May 2008, will retire from his position as Chairman of the Board of Directors as of January 1, 2011, but will continue to serve on the Company's board of directors until the next annual stockholders' meeting.  In addition, John H. Timoney, a director of the Company since 2000, has announced his retirement from the board of directors effective December 31, 2010.  A copy of the press release issued by the Company on December 8, 2010 with respect to these matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(c)       Appointment of Certain Officers.

On December 8, 2010, the Company announced the appointment of John G. Figueroa as Chief Executive Officer of the Company, effective January 1, 2011.  A copy of the press release issued by the Company on December 8, 2010 with respect to this appointment is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Mr. Figueroa, age 48, has served as President of the U.S. Pharmaceutical Group at McKesson Corporation since 2006.  Prior thereto, Mr. Figueroa served in various positions at McKesson beginning in 1997, including as President of National Account Sales and Packaging and Senior Vice President of the Southwest Region.  Prior to joining McKesson, Mr. Figueroa held several executive positions at Baxter Healthcare Corporation for seven years.  Mr. Figueroa also served as an officer in the United States Army.

On December 7, 2010, the Company entered into an employment agreement with Mr. Figueroa to serve as Chief Executive Officer of the Company.  The term of Mr. Figueroa’s employment will begin on January 1, 2011 and continue until terminated by either the Company or Mr. Figueroa in accordance with the terms of the employment agreement.  As of January 1, 2011, Mr. Figueroa will be appointed to the Company’s board of directors and will be nominated for re-election at each annual meeting thereafter during the term of the employment agreement.

Mr. Figueroa’s initial base salary will be $800,000. His annual target bonus under the Company’s Annual Incentive Plan will be at least 150% of his base salary, with a maximum potential annual bonus of 200% of the annual target bonus.  For 2011, his annual bonus will not be less than $1,200,000 (the “Guaranteed Bonus”).  Mr. Figueroa shall have the opportunity to earn an annual long term compensation award  (comprised of restricted stock, stock options, long term cash or combinations thereof) having a value of not less than $4,000,000.  This award will be on such terms and conditions as determined by the Company’s compensation and incentive committee consistent with awards at such time granted to other senior executives.  The value of Mr. Figueroa's 2011 award (granted as of January 1, 2011) will be no less than $4,000,000.  The Company will pay Mr. Figueroa a sign-on cash bonus equal to $1,500,000 and grant him a sign-on restricted stock award (the “Sign-On Stock Award”) having a fair market value of $3,250,000 (with one-third of such award vesting on December 31, 2011 and the remaining two-thirds vesting in equal installments over the following 24 months).  Mr. Figueroa shall also participate in all other benefit plans the Company maintains for its senior executives.

The Company will reimburse Mr. Figueroa for his reasonable relocation expenses and up to seven months of reasonable temporary living expenses.  The Company will reimburse Mr. Figueroa for any taxes incurred on such amounts.  In addition, the Company will reimburse Mr. Figueroa for the amount the sales price of his previous residence is less than the average value calculated by independent appraisers. If Mr. Figueroa is able to sell his previous residence by December 31, 2011, the Company will pay him a special bonus equal to 5% of the sales price.

Upon termination of Mr. Figueroa by the Company without “cause” (as defined in his employment agreement) or by Mr. Figueroa following a “constructive termination” (as defined in his employment agreement), he will be entitled to receive an aggregate amount equal to 1.5 times the sum of his base salary plus his target bonus for the year in which such termination occurs, which aggregate amount shall be payable ratably for 18 months.  In addition, he will receive a pro rata annual bonus for the year in which the termination occurs, any unpaid bonus amounts for any previous year, full vesting of the Sign-On Stock Award, payment of any unpaid portion of the Guaranteed Bonus and continued participation in the Company’s medical, dental and vision plans for up to 18 months following termination.

Upon termination of Mr. Figueroa within 6 months prior to, or 24 months following, a “change in control” (as defined in the Company’s 2004 Stock and Incentive Plan as in effect on the date of the change of control event) either by the Company without “cause” or by Mr. Figueroa following a “constructive termination,” he will be entitled to receive a lump-sum payment equal to 2 times the sum of his base salary plus the greatest of (i) his annual bonus for the year preceding the year of termination, (ii) his target bonus for the year of termination or (iii) an annualized amount based upon attainment of applicable performance goals through the termination date for the year of termination.  In addition, he will receive a pro rata annual bonus for the year in which the termination occurs, any unpaid bonus amounts for any previous year, full vesting of any outstanding equity awards, payment of any unpaid portion of the Guaranteed Bonus and continued participation in the Company’s medical, dental and vision plans for up to 24 months following termination.   In the event that any payments or benefits to Mr. Figueroa in connection with a change in control would be subject to the excise tax under Section 4999 of the Internal Revenue Code, such payments and benefits will either be paid or made in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to the excise tax, whichever results in a greater aggregate amount being retained by Mr. Figueroa on an after-tax basis.

Mr. Figueroa will be subject to a non-competition and non-solicitation covenant for 18 months following his termination.

(e)	Compensatory Arrangements of Certain Officers.

The Company and John L. Workman, the Company’s Executive Vice President and Chief Financial Officer, entered into an amendment, effective December 7, 2010, to Mr. Workman's employment agreement with the Company dated October 21, 2009.  The amendment provides that beginning in fiscal year 2011, Mr. Workman’s minimum annual target bonus opportunity will be increased from 75% of his base salary to 100% of his base salary.  The amendment also removes the provision of Mr. Workman’s original employment agreement that required the Company to "gross up" Mr. Workman for any excise tax he may incur under Section 4999 of the Internal Revenue Code.  Instead, in the event that any payments or benefits to Mr. Workman in connection with a change in control would be subject to the excise tax under Section 4999 of the Internal Revenue Code, such payments and benefits will either be paid or made in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to the excise tax, whichever results in a greater aggregate amount being retained by Mr. Workman on an after-tax basis.

Item 8.01.	Other Events.

On December 7, 2010, the Company’s board of directors adopted a mandatory retirement policy for members of the board of directors, effective December 8, 2010.  Under the policy, no person who will be 72 years of age or older on or before the date of an annual meeting of stockholders may be nominated to the board of directors, and any director who reaches the age of 72 will be automatically retired from the board of directors immediately prior to the next annual meeting of stockholders.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number

99.1	Press Release dated December 8, 2010 with respect to the appointment of a new Chairman, certain changes to the Company’s board of directors and certain other matters.

99.2	Press Release dated December 8, 2010 with respect to the appointment of a new Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ John L. Workman
John L. Workman
Executive Vice President and Chief Financial Officer

Date: December 8, 2010

EXHIBIT INDEX

99.1	Press Release dated December 8, 2010 with respect to appointment of a new Chairman, certain changes to the Company’s board of directors and certain other matters.

99.2	Press Release dated December 8, 2010 with respect to the appointment of a new Chief Executive Officer.